UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2012

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Hines Global REIT, Inc. (“Hines Global”) and its subsidiary, Hines Global REIT Properties LP (the “Operating Partnership” and, together with Hines Global, the “Company”) and Hines Global REIT Advisors, LP (the “Advisor”), an affiliate of Hines Interests Limited Partnership, are parties to an Advisory Agreement dated as of August 3, 2009 (the “Advisory Agreement”), pursuant to which the Advisor manages, operates, directs and supervises the Company’s day-to-day operations. The Advisor is entitled to receive certain compensation and be reimbursed for certain expenses in connection with the services the Advisor provides pursuant to the Advisory Agreement. On March 29, 2012, Hines Global, the Operating Partnership and the Advisor entered into the third amendment to the Advisory Agreement (the “Third Amendment”). The Third Amendment modifies the terms of the Advisory Agreement in the following manner, effective immediately:

•
The acquisition fee payable pursuant to Section 9.01 of the Advisory Agreement will be equal to 2.25% of (i) the purchase price of real estate investments acquired, including any debt attributable to such investments or the principal amounts of any loans originated directly by the Company, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.

•	The debt financing fee payable pursuant to Section 9.03 of the Advisory Agreement was eliminated.

Item 8.01 Other Events.

Second Quarter 2012 Distributions

With the authorization of its board of directors, Hines Global declared distributions for the months of April - June 2012. These distributions will be calculated based on stockholders of record each day from April through June 2012 in an amount equal to $0.0017808 per share, per day. Distributions for the months of April through June will be paid on the first business day following the completion of each month to which they relate. All distributions will be paid in cash or reinvested in stock for those participating in the distribution reinvestment plan.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing of payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global REIT's ability to pay distributions to its stockholders and the sources of such distribution payments, Hines Global REIT's ability to locate and make suitable investments, and other risks described in the “Risk Factors” section of Hines Global REIT, Inc.’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

March 30, 2012	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

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